Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Registration Statement on the Pre-Effective Amendment No. 4 to Form S-1 of our report dated August 9, 2010 relating to the financial statements of Energy Telecom, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ CCR LLP

Glastonbury, Connecticut
August 24, 2010